Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gil Beyen, Chief Executive Officer of ERYTECH Pharma S.A. (the “Company”), and Eric Soyer, Chief Financial Officer, Chief Operating Officer and Deputy General Manager of the Company, each hereby certifies that, to the best of his knowledge:

(1)

The Company’s Annual Report on Form 20-F for the year ended December 31, 2018, to which this Certification is attached as Exhibit 13.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2019

/s/ Gil Beyen
Name:	Gil Beyen
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Eric Soyer
Name:	Eric Soyer
Title:	Chief Financial Officer, Chief Operating Officer and Deputy General Manager (Principal Financial Officer)